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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Finisar Corporation for the registration of 600,000 shares of common stock and to the incorporation by reference therein of our reports dated June 3, 2003, with respect to the consolidated financial statements of Finisar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2003 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 24, 2004